                                                                   EXHIBIT 99.10

                  PLEDGE AND SECURITY AGREEMENT [LAKE TRAVIS]
                  -------------------------------------------

          THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge and Security Agreement"), dated as of March 22, 1994, is entered into by and between Prime Group II, L.P., an Illinois limited partnership (the "Pledgor" or the "Company"), and Kemper Investors Life Insurance Company, an Illinois insurance corporation (the "Pledgee").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, The Prime Group, Inc. ("Prime") and Kemper Corporation, a Delaware corporation ("Kemper"), acting on behalf of themselves and their respective affiliates, are parties to that certain letter agreement dated August 25, 1993 and amended and restated as of February 17, 1994 (the "Letter Agreement"), wherein Kemper and Prime agreed to modify certain of their existing lending and other business relationships;

          WHEREAS, Pledgor is an Affiliate of Prime; and Pledgee is a direct or indirect subsidiary of Kemper;

          WHEREAS, Pledgee and certain of its Affiliates have made or provided credit support/enhancement for loans to certain Affiliates of Pledgor, which loans are guaranteed by certain of Guarantor's Affiliates pursuant to written guaranties (the "Existing Guaranties");

          WHEREAS, in order to induce Pledgee to release the Existing Guaranties, concurrently herewith, Pledgor is among other things executing and delivering to Pledgee that certain guaranty dated of even date herewith (the "Guaranty"), with respect to the loan (such loan, as extended, modified or restated from time to time, being referred to herein as the "Loan"), described on Exhibit A to the borrower (such borrower, and its successors and assigns,
   ---------
being referred to herein as "Borrower"), which Pledgee has made or with respect to which Pledgee has provided credit support/enhancement;

          WHEREAS, in order to further induce Pledgee to release the Existing Guaranties concurrently herewith, Pledgor has agreed to execute and deliver this Pledge and Security Agreement, pursuant to which (i) the Pledged Interests (as defined herein) will be pledged to secure Pledgor's obligations under the Guaranty and this Pledge and Security Agreement, and (ii) certain Distributions (as defined herein) paid on or with respect to the Pledged Interests will be paid and applied as provided herein; and

          WHEREAS, the transactions contemplated by the Letter Agreement include the execution and delivery of this Pledge and Security Agreement executed by Pledgor for the benefit of Pledgee.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          The following terms when used in this Pledge and Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Adjusted Funds from Operations" shall mean Funds from Operations for the most recent calendar quarter after deducting (i) the total amount of the quarterly distribution on the Preferred Units paid in that calendar quarter plus the amount of any Preferred Distribution Shortfall as of the end of that calendar quarter, (ii) a 10% payment reserve based on the amount remaining after deducting item (i), and (iii) the total amount of the quarterly distribution on the Convertible Preferred Units paid in that calendar quarter plus the amount of any Convertible Preferred Distribution Shortfall on the Convertible Preferred Units as of the end of that calendar quarter.

          "Borrower" shall have the meaning provided therefor in the recitals.

          "Borrower Obligations" shall mean any and all obligations or liabilities of Borrower whether direct or indirect, joint or several, absolute or contingent, now existing or hereafter arising, due or to become due, which arise out of or in connection with any Loan Document.

          "Business Day" means any day of the week other than Saturday, Sunday or any other day on which the New York Stock Exchange is closed.

          "Closing Price" means, on any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either caw as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, for the Common Stock, as reported by the National Association of Security Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such Person is selected from time to time by the board of directors of General Partner.

          "Code" means the Uniform Commercial Code from time to time in effect in the State of Illinois.

          "Collateral" is defined in Section 2.1.

          "Common Stock" means shares of common stock, par value $.01 per share, of the General Partner, including certificates representing such shares and any interests in the entries on the books of any financial intermediary pertaining to such shares.

          "Common Units" means the Partnership Units designated as Common Units under, and as otherwise defined and described in, the Partnership Agreement.

          "Convertible Preferred Distribution Shortfall" shall have the meaning given such term in the Partnership Agreement.

          "Convertible Preferred Units" shall mean the Partnership Units designated as Convertible Preferred Units under, and as otherwise defined and described in, the Partnership Agreement.

          "Dilution" shall mean the exercise of the rights granted to the Partnership pursuant to Section 12.5 of the Partnership Agreement to acquire Common Units of a Limited Partner and dilute such Limited Partner's Partnership Interest in satisfaction of such Limited Partner's liability to the Partnership pursuant to Sections 12.3 or 12.4 of the Partnership Agreement. Whenever in this Pledge and Security Agreement reference is made to Dilution of Common Units, or to Common Units subject to Dilution, any such reference shall be deemed to include any and all rights under Section 12.7(b) and Section 12.5(d) of the Partnership Agreement regarding Common Units with respect to which the Dilution rights of the Partnership have terminated.

          "Dilution Amount" means, with respect to any Dilution, the aggregate dollar amount recovered from the Limited Partners under the Partnership Agreement by reason of such Dilution.

          "Discount" means an amount equal to 0.335 multiplied by a fraction,
(i) the numerator of which shall be (A) the Target Distribution Amount as of the end of the most recent calendar quarter, minus (B) four (4) times the Adjusted Funds from Operations for the most recent calendar quarter (but in no event shall the numerator be less than zero), and (ii) the denominator of which shall be $6,625,892.00.

          "Distributions" means all distributions, proceeds, dividends, liquidating proceeds or dividends, and other distributions or payments, ordinary or extraordinary (whether similar or dissimilar to the foregoing), paid in cash, on or with respect to any Pledged Interests.

          "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, corporation or association.

          "Exchange" means the exchange of some or all or a portion of the Common Units of a Limited Partner for Common Stock pursuant to the Partnership Agreement.

          "Exchange Rights" means the rights of a Limited Partner to exchange Common Units for Common Stock pursuant to Article XI of the Partnership Agreement and subject to Section 12.7(a) of the Partnership Agreement.

     "Event of Default" means:

          (a) any failure by Pledgor to pay any amount due under the Guaranty, or to apply any Distributions as provided in Section 2.4 hereof, or to comply with the provisions of any section of Article 4 hereof other than Sections 4.1 (to which subparagraph (d) below shall apply), 4.2 (to which subparagraph (c) below shall apply) and 4.12 (to which subparagraph (d) below shall apply), and, in each such case, the continuance of such failure for five (5) Business Days after written notice from Pledgee;

          (b) if any representation or warranty made or deemed made by Pledgor in or under the Guaranty or this Pledge and Security Agreement shall prove to be false or misleading in any material respect on the date made or deemed to be made, and Pledgee gives notice to Pledgor of such default (no grace or cure period being applicable to any such default);

          (c) any sale, assignment, transfer, pledge or further encumbrance by Pledgor of any of the Pledged Interests, or any interest therein, other than pursuant to a Dilution under the Partnership Agreement;

          (d) any default (not otherwise specified in this definition of "Event of Default") in the performance or observance of any covenant or agreement to be performed or observed by Pledgor under this Pledge and Security Agreement or the Guaranty and the continuation thereof for a period of thirty (30) days after notice of such default is given by Pledgee to Pledgor; provided, however, that if such default cannot reasonably be cured within such thirty (30) day time period and so long as Pledgor promptly commences to cure such default promptly following receipt of notice thereof and thereafter diligently prosecutes such cure, such period will be extended for up to an additional ninety (90) days;

          (e) Pledgor shall (i) in a proceeding commenced by Pledgor, be adjudicated a bankrupt, or an order for relief shall have been entered against Pledgor, under federal bankruptcy law, (ii) make a general assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or all or substantially all of its property, (iv) institute any proceeding seeking an order for relief or to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to have any such proceeding instituted against it dismissed within ninety (90) days after filing or (v) fail to contest in good faith any appointment or proceeding described in subsection (f) below for a period of ninety (90) days after such appointment or the institution of such proceeding; or

          (f) a receiver, custodian, trustee, liquidator or similar official shall be appointed for Pledgor or all or substantially all of its properties, or a proceeding described in subsection (e) above, shall be instituted against Pledgor or a warrant of attachment, execution or similar process against all or substantially all of its property shall be issued, and any such event continues undischarged, undismissed, unstayed, unvacated or unbonded for a period of ninety (90) days after such entry, appointment or issuance.

     "Funds from Operations" shall mean the net income (loss), computed in accordance with generally accepted accounting principles consistently applied, excluding gains or losses from debt restructuring and sales of real property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

     "General Partner" means Prime Retail, Inc., a Maryland corporation, and its successors and assigns.

     "Guaranty" shall have the meaning provided therefor in the recitals.

     "Initial Pledge Amount" means the amount set forth in Exhibit A hereto as
                                                           ---------
the Initial Pledge Amount under this Pledge and Security Agreement.

     "Initial Pledged Interests" means the Pledged Interests which are being pledged as of the date hereof by Pledgor to Pledgee pursuant to this Pledge and Security Agreement to secure the Secured Obligations.

     "Interest Amount" shall have the meaning provided therefor in Section 2.4 hereof.

     "Letter Agreement" shall have the meaning provided therefor in the recitals.

     "Limited Partner" shall mean any Person named as a Limited Partner on Exhibit A to the Partnership Agreement, or any Person admitted as a Substituted
---------
Limited Partner or additional Limited Partner (as such terms are defined and described in the Partnership Agreement), in such Person's capacity as a limited partner of the Partnership.

     "Loan" shall have the meaning provided therefor in the recitals.

     "Loan Documents" means, with respect to the Loan, this Pledge and Security Agreement, the Guaranty, and any and all other documents and instruments evidencing or securing the Loan, and, if applicable, any and all other documents and instruments executed and delivered in connection with credit support/enhancement with respect to the Loan.

     "Lock-Up Letter" means, collectively, (i) that certain letter dated as of March 22, 1994 by and among Prime, Prime Group Limited Partnership, and Friedman, Billings, Ramsey & Co., Inc., (ii) that certain letter dated as of March 22, 1994 by and among Kemper Investors Life Insurance Company, KILICO Realty Corporation, KR Gainesville, Inc., KR Gulf Coast Factory Shops, Inc., and Friedman, Billings, Ramsey & Co., Inc., (iii) that certain letter dated as of March 22, 1994 by and among Abraham Rosenthal, Rosenthal Family LLC and Friedman, Billings, Ramsey & Co., Inc., and (iv) that certain letter dated as of March 22, 1994 by and among William H. Carpenter, Jr., Carpenter Family Associates LLC and Friedman, Billings, Ramsey & Co., Inc., relating to certain restrictions on the sale or other disposition of Common Units or Common Stock.

     "Market Value" means (i) with respect to Common Stock on any date, the average of the Closing Price for the five consecutive Business Days ending on such date, and (ii) with respect to Common Units on any date, the Market Value of the Common Stock that would be issued if an Exchange were to occur as to such Common Units on such date. Notwithstanding the foregoing, (i) for purposes of this Pledge and Security Agreement, the Market Value of the Initial Pledged Interests as of the date hereof shall be deemed to be the Initial Pledge Amount, and (ii) for purposes of Section 4.16 only, the Market Value is subject to adjustment as provided in said Section 4.16(d).

     "Partners" means the partners in the Partnership.

     "Partnership" means Prime Retail, L.P., a Delaware limited partnership.

     "Partnership Agreement" means that certain Agreement of Limited Partnership of the Partnership dated March 22, 1994.

     "Preferred Units" shall mean the Partnership Units designated as Preferred Units under, and as otherwise defined and described in, the Partnership Agreement.

     "Prime Partner(s)" shall mean the affiliate(s) of Prime which are partner(s) of Borrower, as set forth on Exhibit A.
                                        ---------

     "Prime Pledges" shall have the meaning provided therefor in Section 2.7 hereof.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated March 22, 1994, among Prime Retail, Inc., the Partnership, Prime, Prime Group Limited Partnership, Abraham Rosenthal, Rosenthal Family LLC, William H. Carpenter, Jr., Carpenter Family Associates LLC, Kemper Investors Life Insurance Company, KILICO Realty Corporation, KR Gainesville, Inc., and KR Gulf Coast Factory Shops, Inc.

     "Secured Obligations" shall have the meaning provided therefor in Section 2.2.

     "Sharing Agreement" means that certain Retail Assets Sharing Agreement dated of even date herewith by and among Pledgor, Prime, Prime Group Limited Partnership, Abraham Rosenthal, Rosenthal Family LLC, William H. Carpenter, Jr., Carpenter Family Associates LLC, Kemper Investors Life Insurance Company, KILICO Realty Corporation, KR Gainesville, Inc., and KR Gulf Coast Factory Shops, Inc.

     "Target Distribution Amount" shall mean an amount, determined from time to time, that would be required to pay an annual distribution at the rate of the Preferential Distribution per Common Unit on all Common Units then issued and outstanding, plus the amount of any accrued and unpaid Preferential Distribution Shortfall outstanding at such time with respect to all Common Units owned by the General Partner.

     In addition to the foregoing, the definitions set forth in Section A of
Schedule 1 to Exhibit B attached hereto are hereby incorporated by this
              ---------
reference.

                                   ARTICLE 2

                                    PLEDGE

     SECTION 2.1   Grant of Security Interest.  Pledgor hereby pledges,
                   --------------------------
hypothecates, assigns, and transfers to Pledgee, and hereby grants to Pledgee, a continuing lien and security interest in all of the following property (the "Collateral"):

          (a) subject to Sections 2.7 and 4.16(b) hereof, 690,276 Common Units;

          (b) any Pledged Interests or other collateral pledged by Pledgor to Pledgee after the date hereof to secure the Secured Obligations pursuant to this Pledge and Security Agreement;

          (c) any and all Common Stock owned by Pledgor following an Exchange of any Pledged Interests which are Common Units (which Common Stock shall constitute "Pledged Interests" hereunder immediately upon issuance thereof and without any further act required on the part of Pledgor);

          (d) any and all Common Units or Common Stock or any other securities or property received by Pledgor as a result of any exchanges, splits, reverse splits, combinations, mergers, consolidations, reclassifications, warrants, options, and non-cash dividends or distributions in respect of any Pledged Interests (and any such Common Units or Common Stock or other securities or property so received shall be deemed "Pledged Interests" for purposes hereof);

          (e) subject to Sections 2.4 and 4.7 hereof, all Distributions with respect to any Pledged Interests; and

          (f) all other proceeds of any of the foregoing. For purposes of this Pledge and Security Agreement, "proceeds" includes, without limitation, whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged, converted or otherwise disposed of, whether such disposition is voluntary or involuntary.

     SECTION 2.2   Security for Secured Obligations.  This Pledge and Security
                   --------------------------------
Agreement secures the full and prompt payment when due of all sums now or hereafter payable by Pledgor, and timely performance of all obligations of Pledgor, now or hereafter existing, under the Guaranty and this Pledge and Security Agreement (the "Secured Obligations").

     SECTION 2.3   [Intentionally omitted]

     SECTION 2.4   Distributions. In the event that any Distribution is to be
                   -------------
paid on or with respect to the Pledged Interests at a time when no Event of Default has occurred and is continuing, such Distribution shall be paid directly to Pledgor; provided that Pledgor shall hold such Distribution in trust and promptly, and in no event more than three (3) Business Days after receipt thereof by Pledgor, pay such Distribution to Pledgee in an amount equal to: (a) the amount of interest (the "Interest Amount") that has accrued since the date of the immediately preceding Distribution (or, in the case of the first such Distribution, since the date of this Pledge and Security Agreement) to the date of such Distribution at the interest rate provided in the note evidencing the Loan, as such interest rate may change from time to time, on a principal amount equal to the Pledge Amount, as such Pledge Amount may change from time to time pursuant to this Pledge and Security Agreement; and (b) if any such Distribution is in an amount less than such Interest Amount, any such deficiency shall accumulate (with interest thereon at the interest rate, if any, provided in the note evidencing the Loan) for purposes of this Section 2.4 and the amount of the next Distribution (and, if necessary, subsequent Distributions) to be paid to Pledgee shall include and be applied first to such deficiency (and any accrued interest thereon), until such deficiency (and all accrued interest thereon) has been paid in full, before payment of any new Interest Amount. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive, retain and apply Distributions in excess of the amount of the Interest Amount plus any such accumulated deficiency (and accrued interest thereon) free and clear of the lien and security interest of this Pledge and Security Agreement and shall not be obligated to pay or invest such amounts to or in any Person. Any such Distributions paid to Pledgee shall be applied by Pledgee to pay accrued and unpaid interest on the Loan and shall be deemed to be a contribution by the Prime Partner(s) to the capital of Borrower.

     SECTION 2.5   Continuing Security Interest; Transfer of Note. This Pledge
                   ----------------------------------------------
and Security Agreement shall create a continuing security interest in the Collateral and shall:

          (a) remain in full force and effect until payment in full or other satisfaction in full of all Secured Obligations;

          (b) inure to the benefit of and be binding upon the Pledgor and its successors and assigns; and

          (c) inure to the benefit of and be binding upon Pledgee and its successors and assigns.

Without limiting the foregoing clause (c), Pledgee may assign or otherwise transfer (in whole or in part) any of the Loan Documents held by it to any other Person, and such other Person shall thereupon become vested with all the benefits and subject to all of the obligations thereafter accruing in respect thereof under any Loan Document or otherwise; provided that no such assignment shall relieve Pledgee of any obligation thereunder accruing prior to such assignment. Upon the payment or other satisfaction in full of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination (whether in whole or in part), Pledgee will, at Pledgor's sole expense, deliver to Pledgor, all documents, chattel paper, agreements, certificates, notes and instruments representing, constituting, or evidencing all Pledged Interests, together with all other Collateral then held by Pledgee hereunder, and execute and deliver to Pledgor, at Pledgor's sole expense, such documents as Pledgor shall reasonably request to evidence such termination.

     SECTION 2.6   Security Interest Absolute.   All rights of Pledgee and the
                   --------------------------
security interests granted to Pledgee hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, irrespective of:

          (a) any lack of validity or enforceability of any of the Loan Documents or instruments relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of, all or any of the Borrower Obligations, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Loan Documents;

          (c) any act or omission of Pledgee (or other holder of the Loan Documents) of any nature whatsoever;

          (d) with respect to Pledgor, Borrower, or any other Person, (i) any failure to obtain required authorization by all necessary corporate, partnership or other action relating to the incurrence of the Borrower Obligations or the Secured Obligations or to the execution, delivery or performance of any of the Loan Documents, or (ii) any violation of any provision of any of the articles of incorporation, by-laws, partnership agreement or any other document, instrument or agreement occasioned by the incurrence of the Borrower Obligations or the Secured Obligations, by the execution, delivery, or performance of any of the Loan Documents, or by any failure of same to have been duty authorized by all necessary corporate or other action;

          (e) any release, amendment, waiver, modification, extension or renewal of or consent to departure from, any guaranty given to secure all or any of the Borrower Obligations or the Secured Obligations (other than a release of the Guaranty); or forbearance of any other action or inaction under or in respect of any of the Loan Documents;

          (f) any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral (including, without limitation, the Collateral, other than a release of all of the Collateral which would result in a termination of the Guaranty under Section 8(a) thereof at any time and from time to time now or hereafter securing any or all of the Borrower Obligations or the Secured Obligations or the Loan Documents or the liability of Pledgor, Borrower, or any other Person in respect of all or any of the Loan Documents, or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for all or any of the Borrower Obligations, or the liability of Pledgor, Borrower, or any other Person, in respect of all or any of the Borrower Obligations or Loan Documents;

          (g) any guaranty now or hereafter executed by Pledgor or anyone else or any recovery under any such other guaranty;

          (h) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any of the terms and provisions of the Loan Documents, or any claim, cause of action, right or remedy which Pledgee may, at any time, have under any of the Loan Documents or with respect to any guaranty or any security which may be held by Pledgee (or other holder of the Loan Documents) with respect to the Loan;

          (i) the failure to give Pledgor any notice whatsoever, other than any notice which Pledgee is expressly required to give pursuant to any provision of this Pledge and Security Agreement;

          (j) exculpatory provisions in any of the Loan Documents (other than in the Guaranty or in this Pledge and Security Agreement) limiting recourse to property encumbered by the Loan Documents or to any other security or limiting rights to enforce a deficiency judgment against the Borrower;

          (k) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of any of the Borrower's interest in any property securing the Loan or the occurrence of any such sale, assignment, conveyance, merger or other voluntary or involuntary transfer which results in Pledgor becoming the Borrower under any of the Loan Documents; provided, however, that any such sale, assignment, conveyance, merger or other transfer shall be subject to the limitations set forth in the Loan Documents;

          (l) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interests of Pledgee (or other holder of the Loan Documents) in this Pledge and Security Agreement or any of the other Loan Documents;

          (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of Pledgor, Borrower or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing;

          (n) any recovery (other than payment in full of all of the Secured Obligations which would result in a termination of the Guaranty under
     Section 8(a) thereof) as a result of the exercise by Pledgee (or other holder of the Loan Documents) of any of its rights or remedies under the Loan Documents, including any foreclosure thereof; or

          (o) any other fact, circumstance or matter of any nature whatsoever (other than payment in full of all of the Secured Obligations which would result in a termination of the Guaranty under Section 8(a) thereof) that might otherwise constitute a defense available to, or a discharge of, or might otherwise operate to release or affect the obligations of, Pledgor, Borrower, or any other Person liable to Pledgee (or other holder of the Loan Documents) in respect of any of the Borrower Obligations, the Secured Obligations or the Loan Documents.

     SECTION 2.7   Dilution of Pledged Interests; Reallocation; Lock-Up
                   ----------------------------------------------------
Provisions
----------

          (a) The Common Units now or hereafter constituting a part of the Pledged Interests and certain other Common Units are subject to Dilution as set forth in the Partnership Agreement and in accordance with the Sharing Agreement which provides for the allocation of Dilution among the parties thereto, and the pledge and security interest granted hereby is expressly subject to any such Dilution rights. In the event of any Dilution under the Partnership Agreement, a portion of the Dilution Amount shall be deemed allocated to and thereupon subtracted from the Pledge Amount, and the number of Common Units then constituting a part of the Pledged Interests shall be reduced, in accordance with the formula set forth on Exhibit C attached
                                                          ---------
     hereto.

          (b) Simultaneously with the execution and delivery of this Pledge and Security Agreement, Pledgee or its Affiliates have executed and delivered certain Pledge and Security Agreements (the "Pledgee-Affiliated Security Agreements"), in form substantially similar to this Pledge and Security Agreement, for the purpose of securing limited recourse guaranties (the "Pledge-Affiliated Guaranties") by Pledgee or such Affiliates of loans made to Huntley Development Limited Partnership, an Illinois limited partnership, and 150 N. Riverside Venture, an Illinois general partnership (the "Pledgee-Affiliated Secured Loans"). Pursuant to the Pledgee-Affiliated Security Agreements, Pledgee or its Affiliates have pledged Common Units to secure the Pledgee-Affiliated Guaranties. If, as a result of any Dilution, any such Common Units pledged by Pledgee or its Affiliates are assigned to the Partnership, then, in order to replace the Common Units so assigned to the Partnership by Pledgee or its Affiliates, Pledgor agrees that Pledgee and its Affiliates shall have the right to reallocate the same number (as are so assigned to the Partnership by Pledgee and its Affiliates) of Common Units pledged under the Prime Pledges to the Prime Pledges, if any, securing the Pledgee-Affiliated Secured Loans from the Prime Pledges securing loans other than the Pledgee-Affiliated Secured Loans, pro rata (subject to certain limitations set forth on Exhibit A-1).
                                                                  -----------
     In such event, Pledgee shall deliver to Pledgor a new Exhibit A-1 (as
                                                           -----------
     described in subparagraph 2.7(c) below) reflecting such reallocation. Immediately upon the delivery by Pledgee to Pledgor of such new Exhibit A-
                                                                     ---------
     1, the Common Units constituting a part of the Pledged Interests and the
     -
     Collateral under this Pledge and Security Agreement shall be the number of Common Units as indicated on such new Exhibit A-1 as being pledged by
                                           -----------
     Pledgor pursuant to this Pledge and Security Agreement, and Exhibit A
                                                                 ---------
     hereto shall be adjusted accordingly. In the event of any such reallocation, Pledgor shall promptly deliver to Pledgee such financing statements and such other documents and instruments as may reasonably be required by Pledgee in connection with such reallocation, and, to the extent not previously delivered, a limited recourse guaranty and pledge and security agreement.

          (c) Simultaneously with the execution and delivery of this Pledge and Security Agreement, Pledgor and Affiliates of Pledgor have executed and delivered, or may hereafter execute and deliver, other Pledge and Security Agreements, in form substantially similar to this Pledge and Security Agreement, for the purpose of securing guaranties by Pledgor and such Affiliates of loans which Pledgee and Affiliates of Pledgee have made to other Affiliates of Pledgor or with respect to which Pledgee and Affiliates of Pledgee have provided credit support/enhancement. Such other Pledge and Security Agreements, together with this Pledge and Security Agreement, are referred to herein collectively as the "Prime Pledges". A schedule of all such Prime Pledges is attached hereto as Exhibit A-1. Exhibit A-1
                                              -----------   -----------
     specifies, inter alia, the Initial Pledge Amounts, the number of Common Units, and the percentage of the total Common Units constituting Pledged Interests under all of the Prime Pledges (as defined respectively therein), which are pledged under each respective Prime Pledge as of the date hereof. Pledgee and its Affiliates shall have the right on a single occasion at any time during the period of eighteen (18) months after the date hereof to substitute a new Exhibit A-1 to all
                      -----------
     the Prime Pledges, which reallocates the total of the Pledge Amounts among the Prime Pledges (subject to certain limitations as set forth on Exhibit
                                                                       -------
     A-1), with a reallocation of the total Common Units constituting Pledged
     ---
     Interests among such Prime Pledges in the same proportion as the reallocation of the Pledge Amounts. Such reallocation may result in an increase or a decrease, or in no change, to the Common Units constituting Pledged Interests hereunder. Immediately upon the delivery by Pledgee to Pledgor of such new Exhibit A-1, the Common Units constituting a part of
                         -----------
     the Pledged Interests and the Collateral under this Pledge and Security Agreement shall be the number of Common Units in the Partnership as indicated on such new Exhibit A-1 and Exhibit A hereto shall be adjusted
                           -----------     ---------
     accordingly. In the event of any such reallocation, Pledgor shall promptly deliver to Pledgee amended financing statements and such other documents and instruments as may reasonably be required by Pledgee in connection with such reallocation.

          (d) Under and pursuant to the Partnership Agreement and the Lock-Up Letter, Pledgor's Common Units and Common Stock constituting Pledged Interests hereunder will be subject to restrictions upon transfer thereof, and the pledge and security interest granted hereby is expressly subject to any such transfer restrictions on Pledged Interests.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

  SECTION 3.1   Incorporation of Representations and Warranties.  The
                -----------------------------------------------
representations and warranties set forth in Section B of Schedule 1 to Exhibit B
                                                                       ---------
attached hereto are incorporated herein by this reference, and shall be deemed to be made as of the date hereof and (except for paragraphs 5, 6 and 7 of Section B of Schedule 1 to Exhibit B as of the date of each pledge and delivery
                           ---------
hereunder.

  SECTION 3.2   Additional Representations and Warranties.  Pledgor represents
                -----------------------------------------
and warrants to Pledgee, as of the date hereof and as of the date of each pledge and delivery hereunder, in each case only with respect to the Collateral then being pledged:

          (a) Pledgor is the sole record, legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except as described in Section 2.7.

          (b) The delivery of the Collateral to Pledgee, together with the filing of the Uniform Commercial Code financing statements described in the following sentence, is effective to create a valid, perfected, continuing and enforceable first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. All Uniform Commercial Code financing statements necessary to perfect the security interest of Pledgee in and to all or part of the Collateral have been filed in the appropriate governmental office or executed and delivered to Pledgee for filing (or, in the case of a reallocation as provided in Section 2.7, will be so executed and delivered within five Business Days after Pledgor's receipt of the new Exhibit A-1 under Section 2.7 above),
                        -----------
     and Pledgor has directed (or, in the case of a reallocation as provided in
     Section 2.7, will so direct within five Business Days after Pledgor's receipt of the new Exhibit A-1 under Section 2.7 above) the Partnership to
                        -----------
     register the pledge to Pledgee of the Common Units then being pledged hereunder.

          (c) In the case of any Pledged Interests consisting of Common Stock, all of such Pledged Interests are duly authorized and validly issued, fully paid, and non-assessable and are not subject to any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies, or any other similar agreements or instruments, except as contemplated by this Pledge and Security Agreement, and there are no outstanding options, warrants or other agreements with respect thereto, in each case, except as described in Section 2.7.

          (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person (other than the filing contemplated by Section 3.2(b) hereof) is required by Pledgor for the pledge by Pledgor of any Collateral pursuant to this Pledge and Security Agreement or for the execution, delivery, and performance of this Pledge and Security Agreement by Pledgor.

                                   ARTICLE 4

                                   COVENANTS

  SECTION 4.1   Incorporation of Covenants.  The covenants set forth in Section
                --------------------------
C of Schedule 1 to Exhibit B attached hereto are incorporated herein by this
                   ---------
reference.

  SECTION 4.2   Restrictions on Encumbrances; Warranty of Title.  Pledgor will
                -----------------------------------------------
not hereafter sell, assign, dispose of, transfer, pledge, encumber, or grant any option or warrant with respect to, the Collateral (subject to the provisions of Section 2.7). Subject to Section 2.7, Pledgor will warrant and defend the right, title and interest in and to the Collateral, and Pledgee's interest in and to the Collateral, against the claims and demands of all Persons whomsoever.

  SECTION 4.3   Stock Powers and Instruments of Transfer.  Pledgor shall (a)
                ----------------------------------------
upon the execution and delivery of this Pledge and Security Agreement, and simultaneously with the delivery by Pledgor of any other or additional Collateral as may be required hereunder (or, in the case of a reallocation pursuant to Section 2.7, within five Business Days after Pledgor's receipt of the new Exhibit A-1 under Section 2.7 above), and after any Exchange, promptly
        -----------
deliver to Pledgee, such stock powers, stock certificates, instruments, certificates, opinions of counsel, and similar documents, reasonably satisfactory in form and substance to Pledgee, with respect to the Pledged Interests as Pledgee may reasonably require in order to accomplish the purposes of this Pledge and Security Agreement, and (b) from time to time upon the request of Pledgee after the occurrence of any Event of Default relating to any such Pledged Interests, promptly take whatever action is reasonably requested by Pledgee in order to accomplish the purposes of this Pledge and Security Agreement.

  SECTION 4.4   Continuous Pledge.  Subject to Sections 2.4, 2.5, 2.7, 4.7 and
                -----------------
4.16, Pledgor will, at all times, keep pledged to Pledgee pursuant hereto all Pledged Interests and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to Pledgor in respect of any Collateral.

  SECTION 4.5   Exchange Rights.  Without the prior written consent of Pledgee,
                ---------------
Pledgor shall not exercise any of its Exchange Rights in respect of the Collateral.

  SECTION 4.6   Further Assurances.  Pledgor agrees that at any time, and from
                ------------------
time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, including, without limitation, financing statements, and take all further action, that may be reasonably necessary or desirable, or that Pledgee may reasonably request, in order to perfect, maintain, preserve, and protect the first perfected priority lien and security interest (subject to the provisions of Section 2.7) granted or purported to be granted hereby in compliance with applicable law and/or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

  SECTION 4.7   Distributions.  Unless and until an Event of Default shall have
                -------------
occurred and be continuing, Pledgor shall be entitled to receive, retain and apply all Distributions, in accordance with Section 2.4 above. Upon the occurrence and during the continuance of an Event of Default (i) the rights of Pledgor to all Distributions shall cease and all such rights shall thereupon become vested in Pledgee which shall exclusively be entitled to receive all Distributions, subject to application in accordance with Section 6.4 below, (ii) Pledgor agrees to deliver to Pledgee any and all Distributions received by Pledgor, (iii) any and all Distributions received and held by Pledgor which Pledgor is obligated to deliver to Pledgee shall, until delivery thereof, be held by Pledgor separate and apart from its other property in trust for Pledgee, and (iv) Pledgee shall have the right to notify the Pledged Interest Issuer of the vesting in Pledgee of such rights to receive Distributions as aforesaid and Pledgor hereby irrevocably consents to any such notification.

  SECTION 4.8   [Intentionally omitted]

  SECTION 4.9   Other Parties.  Pledgor will not, without the prior written
                -------------
consent of Pledgee, waive or release any obligation of any party with respect to the Collateral or enter into any agreement amending or supplementing the Collateral.

  SECTION 4.10  [Intentionally omitted]

  SECTION 4.11  Additional Undertakings.  Pledgor will not, without the prior
                -----------------------
written consent of Pledgee, take or omit to take an action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any instrument constituting Collateral.

  SECTION 4.12  Place of Business.  If Pledgor shall change its principal place
                -----------------
of business or its chief executive office or its name or remove the records concerning the Collateral from its principal place of business, Pledgor shall give to Pledgee thirty (30) days advance notice thereof and, in connection therewith, take such action, reasonably satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee in the Collateral hereunder at all times fully perfected and in full force and effect.

     SECTION 4.13 Shareholder Agreements. Pledgor shall not, with respect to any
                  ----------------------
Pledged Interests that are now or hereafter pledged to Pledgee, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies, or any other similar agreements or instruments, except this Pledge and Security Agreement, the Partnership Agreement, the Lock-Up Letter and the Registration Rights Agreement.

     SECTION 4.14 Payment of Taxes, Etc. Pledgor shall pay promptly when due all
                  ---------------------
taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon any Collateral, and shall discharge or cause to be discharged as a lien of record by payment or filing of any bond required by law, or otherwise, any (i) judgment liens or (ii) tax or other similar involuntary liens (except liens created by Pledgee) filed or otherwise asserted against the Collateral or any part thereof, and any proceedings for the enforcement thereof, within fifteen
(15) days after Pledgor has notice thereof; provided, however, that Pledgor shall have the right to contest in good faith any such taxes, assessments, charges, encumbrances and liens, including any such judgment liens or tax liens or other such involuntary liens (and during the continuation of such contest need not pay or discharge any such matters) upon deposit with Pledgee, within such fifteen (15) day period, of a cash deposit, an irrevocable letter of credit or a surety bond or other security reasonably satisfactory to Pledgee, in an amount sufficient to pay such lien, any accrued interest thereon, and any costs and expenses in connection therewith.

  SECTION 4.15    [Intentionally omitted].

  SECTION 4.16    Collateral Value.
                  ----------------

          (a) So long as this Pledge and Security Agreement remains in full force and effect, and subject to subparagraph (d) below, if as of the first Business Day of any calendar quarter beginning April 1, 1995, Pledgee shall determine, after receipt of the calculation of Market Value provided for in subparagraph (c) below, that the aggregate Market Value of the Pledged Interests and the fair market value of any other Collateral theretofore pledged by Pledgor under, this Section 4.16 and then constituting a part of the Collateral hereunder, is less than 90% of the Pledge Amount, then Pledgor shall promptly pledge and deliver to Pledgee additional unencumbered Common Units and/or unencumbered Common Stock (including certificates and transfer instruments relating thereto), and/or other collateral acceptable to Pledgee, such that, after giving effect to the pledge of such additional Common Units and/or Common Stock and/or other collateral, all Pledged Interests and other Collateral pledged under this Pledge and Security Agreement and then constituting a part of the Collateral shall have a fair market value (valuing Pledged Interests at Market Value) equal to or greater than the Pledge Amount. Such additional Common Units and/or Common Stock shall constitute Pledged Interests and, together with any other collateral pledged hereunder, shall be deemed to be part of the Collateral hereunder.

          (b) So long as this Pledge and Security Agreement remains in full force and effect, and subject to subparagraph (d) below, if as of the first Business Day of any calendar quarter beginning April 1, 1995, Pledgee shall determine, after receipt of the calculation of Market Value provided for in subparagraph (c) below, that the aggregate of the Market Value of the Pledged Interests and the fair market value of any other

     Collateral theretofore pledged by Pledgor under this Section 4.16 and then constituting a part of the Collateral hereunder, is more than 110% of the Pledge Amount, then Pledgee shall promptly release and deliver to Pledgor Common Units and/or Common Stock and/or other Collateral (as Pledgee shall determine in its sole discretion), such that, after giving effect to such release and delivery, the aggregate of the Market Value of the remaining Pledged Interests and the fair market value of any other Collateral theretofore pledged by Pledgor under this Pledge and Security Agreement and then constituting a part of the Collateral hereunder, shall be as close as possible to, but in no event less than, 110% of the Pledge Amount.

          (c) Within (i) forty-five (45) days, so long as the adjustment contemplated by subparagraph (d) below is applicable, and (ii) within five
     (5) Business Days, if such adjustment contemplated by subparagraph (d) below is no longer applicable, after the first Business Day of each calendar quarter beginning April 1, 1995, and at such other times as the Pledgee may request, Pledgor shall deliver to Pledgee a calculation, made in good faith and certified as such by the Chief Financial Officer of General Partner, or another officer of General Partner reasonably acceptable to Pledgee, of the Market Value of the Pledged Interests (including the adjustment contemplated by subparagraph (d) below, if applicable) and the fair market value of any other collateral pledged by Pledgor under this Section 4.16 and then constituting part of the Collateral hereunder, calculated as of the first Business Day of the applicable calendar quarter in accordance with the provisions of this Pledge and Security Agreement.

          (d) Notwithstanding anything in this Pledge and Security Agreement to the contrary, until the earlier of (i) the Preferential Distribution Lapse Date, or (ii) as to any Common Unit then constituting Pledged Interests, the Exchange of such Common Unit to Common Stock, at which time the definition of "Market Value" in Article I of this Pledge and Security Agreement shall control, the Market Value of the Pledged Interests shall be deemed to be (A) the amount determined in accordance with the definition of "Market Value" in Article I of this Pledge and Security Agreement, minus
     (B) an amount equal to such "Market Value" (determined in accordance with Article (I) multiplied by the Discount, but in no event shall the result be less than zero.

                                   ARTICLE 5

                           CERTAIN RIGHTS OF PLEDGEE

  SECTION 5.1   Pledgee Appointed Attorney-in-Fact.  Pledgor hereby irrevocably
                ----------------------------------
appoints Pledgee as Pledgor's attorney-in-fact, coupled with an interest, with full power of substitution, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, after the occurrence and during the continuance of an Event of Default, in Pledgee's discretion, to take any action and to execute any instrument which Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Pledge and Security Agreement, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

          (c) to file any claims or commence, maintain or discontinue any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral;

          (d) to execute and deliver any instrument required to be executed and delivered by Pledgor under Sections 4.3 and 4.6; and

          (e) to do all other things necessary and proper by Pledgor to protect, preserve, and permit Pledgee to realize upon, the Collateral, and the other rights contemplated by the Pledge and Security Agreement.

  SECTION 5.2   Pledgee Has No Duty.  The powers conferred on Pledgee hereunder
                -------------------
are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Pledgee shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The execution and delivery of this Pledge and Security Agreement and the Guaranty is not intended to be, nor shall they be construed to be, the formation of a partnership or joint venture between Pledgor and Pledgee.

                                   ARTICLE 6

                                    REMEDIES

  SECTION 6.1   Certain Remedies.  If any Event of Default shall have occurred
                ----------------
and be continuing Pledgee may exercise in respect of the Collateral, all rights and remedies provided for herein or otherwise available to Pledgee, including without limitation, all of the rights and remedies of a secured party on default under the Code and also may, without notice except as specified below:

          (a) sell such Collateral or any part thereof in one or more parcels at public or private sale or broker's board, at any of Pledgee's offices or elsewhere, for cash or other property, on credit or for future delivery, and upon such other terms as may be commercially reasonable; Pledgor agrees that Pledgee shall be entitled to bid for or purchase any or all of the Collateral at any such sale; Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

          (b) notify the parties obligated on any of such Collateral to make payment to Pledgee of any amount due or to become due thereunder (including, without limitation, any Distributions);

          (c) enforce collection of any of such Collateral by suit or otherwise;

          (d) endorse any checks, drafts, or other writings in Pledgor's name to allow collection of such Collateral;

          (e)  take control of any proceeds of such Collateral; and

          (f) subject to Section 2.7(d), upon disposition of the Collateral as provided in Section 6.1(a), execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of such Collateral.

  SECTION 6.2   Securities Laws.  If Pledgee shall determine, subject to Section
                ---------------
2.7(d), to exercise the right to sell all or any of the Collateral at any time pursuant to Section 6.1, Pledgor agrees that, upon request of Pledgee, Pledgor will, at its own expense:

          (a)  exercise its rights under the Registration Rights Agreement;

          (b) use its best efforts to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Pledgee; and

          (c) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by Pledgee by reason of the failure by Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if Pledgor shall fail to perform any of such covenants, at Pledgee's election, Pledgee shall have the right to have each covenant of Pledgor in this Section
6.2 specifically enforced against Pledgor, and Pledgor waives and agrees not to assert any defenses against an action for specific performance of such covenants.

     Pledgor further acknowledges that Pledgee may be compelled to resort to one or more private sales to a restricted group of purchasers who shall be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If, at any time of any sale of Collateral, which sale is then subject to the applicable securities law, as from time to time amended (the "Securities Act"), the same or any part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, Pledgee is hereby authorized to sell such Collateral or such part thereof by private sale in any commercially reasonable manner and under any commercially reasonable circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor acknowledges that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sales, and agrees that Pledgee shall not have an obligation to delay the sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under the Securities Act. Pledgor agrees that private sales made under the foregoing circumstances shall not, because so made, be deemed to have been made in a commercially unreasonable manner.

     SECTION 6.3   Indemnity and Expenses. Pledgor hereby indemnifies and holds
                   ----------------------
harmless Pledgee and Pledgee's officers, directors, employees, agents, representatives, successors and assigns, from and against any and all claims, losses, and liabilities growing out of or resulting from this Pledge and Security Agreement (including, without limitation, enforcement of this Pledge and Security Agreement, and any underwriting fees or expenses in connection with registration or sale of Collateral), except for claims, losses, or liabilities resulting from Pledgee's willful misconduct or gross negligence. Upon demand, Pledgor will pay to Pledgee the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Pledgee may incur in connection with:

          (a)  the enforcement of this Pledge and Security Agreement;

          (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of Pledgee hereunder; or

          (d) the failure by Pledgor to perform or observe any of the provisions hereof.

     SECTION 6.4   Application of Proceeds. Any and all amounts actually
                   -----------------------
received by Pledgee hereunder in respect of Collateral shall be applied in the order set forth below (to the extent permitted by applicable law):

          (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by Pledgee in performing or enforcing any of the provisions hereof or in protecting the liens of this Pledge and Security Agreement or the security afforded hereby and to the payment of the fees and other expenses, including, without limitation, reasonable attorney's fees and disbursements, of Pledgee to the extent that they have not been paid or reimbursed;

          (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), an amount equal to the outstanding Secured Obligations shall be paid to Pledgee; and

          (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), and the payment in full of all Secured Obligations, to Pledgor, its successors or assigns, or such other Person as may be entitled thereto by law or as a court of competent jurisdiction may otherwise direct.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1   Amendments.  No amendment to or waiver of any provision of
                   ----------
this Pledge and Security Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 7.2   Protection of Collateral.   Pledgee may from time to time, at
                   ------------------------
its option, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fail to perform within ten (10) Business Days after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default).

     SECTION 7.3   Notices.   Any notice or other communication required or
                   -------
permitted hereunder shall be (a) in writing and shall be deemed to have been duly given (A) when received, if delivered in person, (B) five (5) days after deposit in a regularly maintained receptacle of the United States mail as first class mail, postage prepaid, (C) the Business Day after notice is sent for overnight delivery by nationally recognized overnight courier service, or (D) on the day on which the party to whom such notice is addressed refuses delivery by mail or by nationally recognized courier service , and (b) addressed as follows:

To Pledgee:               c/o Kemper Financial Services, Inc.
                          120 South LaSalle Street
                          13th Floor
                          Chicago, Illinois 60603
                          Attn: Real Estate Investment Group

With copies to:           Kemper Corporation
                          Legal Department, C-3
                          One Kemper Drive
                          Long Grove, Illinois 60049
                          Attn: General Counsel

                          and

                          KFC Portfolio Corp.
                          c/o Kemper Financial Services, Inc.
                          120 South LaSalle Street
                          22nd Floor
                          Chicago, Illinois 60603
                          Attn:  Legal Department
                                 Real Estate Counsel

To Pledgor:         c/o The Prime Group, Inc.
                    77 West Wacker Drive
                    39th Floor
                    Chicago, Illinois 60601
                    Attention: Michael W. Reschke

With a copy to:     The Prime Group, Inc.
                    77 West Wacker Drive
                    39th Floor
                    Chicago, Illinois 60601
                    Attention: Robert J. Rudnik

or to any such other address as any party hereto shall designate in a written notice to the other parties hereto.

     SECTION 7.4   Caption. Article and section captions used in this Pledge and
                   -------
Security Agreement are for convenience of reference only, and shall not affect the construction of this Pledge and Security Agreement.

     SECTION 7.5   Governing Law; Submission to Jurisdiction.  This Pledge and
                   -----------------------------------------
Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to principles of conflict of laws. Pledgor and Pledgee hereby waive any plea of jurisdiction or venue as not being a resident of Cook County, Illinois and hereby specifically authorize any action brought upon this Pledge and Security Agreement to be instituted and prosecuted in either the Circuit Court of Cook County, Illinois or in the United States District Court for the Northern District of Illinois, at the election of the party bringing the action. Pledgor and Pledgee hereby irrevocably authorize service of process to be made upon it in the manner provided in Section 7.3 above, in any action which may be instituted against it arising out of or relating to this Pledge and Security Agreement.

     SECTION 7.6   WAIVER OF JURY TRIAL.  PLEDGOR WAIVES, TO THE FULLEST EXTENT
                   --------------------
PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, RELATING DIRECTLY OR INDIRECTLY TO THIS PLEDGE AND SECURITY AGREEMENT, THE GUARANTY OR THE SECURED OBLIGATIONS.

     SECTION 7.7   Severability. Wherever possible each provision of this Pledge
                   ------------
and Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge and Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge and Security Agreement.

     SECTION 7.8   Limited Recourse.  Notwithstanding anything to the contrary
                   ----------------
contained herein or in the Guaranty, except as otherwise provided in this
Section 7.8, neither Pledgor nor any of its shareholders, officers, directors, partners, employees, agents or other representatives ("Other Persons") shall have any personal liability for the Secured Obligations under this Pledge and Security Agreement, or for the obligation to observe, perform or discharge any of the terms, covenants or conditions contained herein or in the Guaranty, and, except as otherwise provided in this Section 7.8, (a) no attachment, execution, writ or other process shall be sought and no judicial proceeding shall be initiated by or on behalf of Pledgee against Pledgor or any Other Person as a result of a breach or default under this Pledge and Security Agreement or the Guaranty, except to the extent that such attachment, execution, writ or judicial proceeding shall be necessary to enforce any of the rights, remedies or recourses of Pledgee against or with reference to the Collateral, and (b) in the event that an suit is brought hereunder or under the Guaranty, any judgment obtained in or as a result of such suit shall be enforceable and/or enforced solely against the Collateral; provided, however, that nothing herein
                                        --------  -------
contained shall be construed to: (i) be a release or impairment of Pledgor's obligations hereunder or under the Guaranty, (ii) prevent Pledgee from exercising and enforcing, consistent with the provisions of this Section 7.8, any other remedy allowed at law or in equity or by statute or by the terms hereof or of the Guaranty or (iii) prevent Pledgee from recovering from Pledgor (or any such Other Person), or limit Pledgee's recourse against Pledgor (or any such Other Person) for, any funds, damages or costs (including, without limitation, reasonable legal expenses) incurred by Pledgee as a result of any willful act or omission in bad faith, any fraudulent act or omission, or any breach of any of the following sections of this Pledge and Security Agreement:
Section 2.4, the first sentence of Section 4.2, Section 4.3(a), Section 4.4,
Section 4.5 and Section 4.7(ii). Nothing in this Section 7.8 shall be deemed to increase the liability of any such Other Person beyond that which any such Other Person may have under the partnership agreement of Pledgor or under law.

     SECTION 7.9   Acknowledgement and Consent. Pledgor and Pledgee hereby
                   ---------------------------
consent to the execution and delivery by the Partnership and the General Partner of an acknowledgement and consent of and to this Pledge and Security Agreement substantially in the form of Exhibit D attached hereto.
                             ---------
     SECTION 7.10  Credit Support/Enhancement.  If Pledgee has provided credit
                   --------------------------
support/enhancement with respect to all or a part of the Loan, Pledgor agrees that it is guaranteeing such Loan and pledging the Collateral (as herein defined) for the benefit of Pledgee. Pledgor and Pledgee agree that Distributions paid on or with respect to the Pledged interests and paid to Pledgee under Section 2.4, and any proceeds of the Collateral received by Pledgee, shall be paid and applied by Pledgee to the payment or reimbursement of interest, and/or the payment of principal, as applicable, on such Loan in the manner and to the extent provided in Section 2.4 and Section 6.4, and as provided in Exhibit A, if applicable, notwithstanding that Pledgee may not be
            ---------
the holder of the Loan Documents.

                           [Signature Page Follows]

IN WITNESS WHEREOF, Pledgor and Pledgee have duly executed and delivered this Pledge and Security Agreement as of the day and year first above written.

                          PRIME GROUP II, L.P., an Illinois limited partnership

                          By:       PGLP, Inc., an Illinois corporation

                                    By: /s/ Michael W. Reschke
                                       ----------------------------------------
                                    Name:  Michael W. Reschke
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------


                          KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation

                          By:  /s/ John E. Neal
                               ------------------------------------------------
                          Name:    John E. Neal
                               ------------------------------------------------
                          Title: Authorized Signatory
                                -----------------------------------------------

                                   EXHIBIT A
                                   ---------

                                 LAKE TRAVIS/1/
                                 -----------


Project:          The Island on Lake Travis

Lender:           Kemper Investors Life Insurance Company ("KILICO").
                  KILICO has provided credit support/enhancement with respect to the Loan.

Borrower:         The Island on Lake Travis, Ltd., a Texas limited partnership

Prime             (1) The Lake Travis Island, Ltd., a Texas limited partnership,
Partner(s):       general partner (50%) [comprised of The Prime Group, Inc., general partner (94%) and Prime International, Inc. (6%), limited partner] and (2) Prime International, Inc., limited partner (50%)

Loan: The Loan made pursuant to the Loan Agreement between Capital Health Facilities Development Corporation and Borrower dated 12/1/86 in connection with the $25,000,000 Capital Health Facilities Development Corporation Health Facilities Develop-ment Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986

Guaranty/         Limited Recourse Guaranty [Lake Travis] by Prime Group II ,
Guarantor:        L.P., an Illinois limited partnership, in favor of KELICO

Initial
Pledge
Amount:           $8,723,000

Number of
Common Units
Pledged:          690,276



______________________
/1/ No reallocation pursuant to Section 2.7(c) permitted.

                                  EXHIBIT A-1
                                  -----------

                                 [See Attached]

                                  EXHIBIT A-1

1.  DEVONSHIRE
    ----------

Project:       The Devonshire Senior Housing Facility, Lisle, Illinois

Lender: Kemper Investors Life Insurance Company ("KILICO"). KILICO has provided credit support/enhancement with respect to the Loan.

Borrower:      The Ponds of Pembroke Limited Partnership, an Illinois limited partnership

Prime
Partner(s):    The Prime Group, Inc. (25%), general partner

Loan: Collectively: (1) the Loan made pursuant to the Amended and Restated Loan Agreement between the Village of Lisle and Borrower dated 12/1/87 in connection with the $27,000,000 Village of Lisle Illinois, Multi-Family Housing Revenue Bonds (Ashley of Lisle Project) and (2) the Loan made pursuant to the Loan Agreement between the Village of Lisle, Illinois and Borrower dated 8/15/91 as amended and restated on 1/15/93 in connection with the $6,000,000 Village of Lisle, Illinois Multi-Family Housing Revenue Bonds series 1991 (Devonshire Lisle Project)

Guaranty/      Limited Recourse Guaranty [Devonshire] by Prime Group II, L.P.,
Guarantor:     an Illinois limited partnership, in favor of KILICO

Initial
Pledge
Amount:        $1,442,000

Number of
Common Units
Pledged:       114,110

2.  HUNTLEY /1/2/3/
    -------

Project:            Vacant land in Huntley, Illinois.

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           Huntley Development Limited Partnership, an Illinois limited partnership ("HDLP") and American National Bank and Trust
                    Company of Chicago, not personally but as Trustee under Trust No. 109743-01, of which HDLP is the sole beneficiary
                    ("Trust").

Prime Partner(s):   (1) Huntley Development Company (1%), general partner (owned
                    100% by Prime International, Inc. ("PI")) and (2) PI (99%), limited partner

Loan: Collectively: (1) the Loan evidenced by the Amended and Restated Promissory Note dated 11/30/92 of PI to KILICO in the stated principal amount of $25,100,000, as amended from time to time; (2) the Loan evidenced by the Promissory Note dated 6/13/91 of Elite Financial, Inc. ("Elite") to KILICO, as amended from time to time, the proceeds of which were used by Elite to make a loan to Borrower pursuant to the Promissory Note dated as of 6/13/91 in the original principal amount of $7,800,000; (3) the Loan evidenced by the Promissory Note of Elite to KILICO dated 5/31/91 in the original principal amount of $2,279,750, which Promissory Note was modified by an Allonge to Promissory Note dated 8/1/91 increasing the stated principal amount to $2,500,000, as further amended or modified from time to time, the proceeds of which were used by Elite to make a loan to Borrower pursuant to a Promissory Note dated 5/31/91 in the original principal amount of $2,279,750, which Promissory Note was amended by an Allonge to Promissory Note dated 8/l/91 increasing the stated principal amount to $2,500,000; and (4) the obligation of PI to purchase from KILICO a 50% participation interest in those certain Tax Increment Allocation Revenue Bonds (Huntley Redevelopment Project), Series 1 through 32, pursuant to a Bond Participation Agreement between KILICO and PI, dated as of March 22, 1994.

Guaranty/Guarantor: Limited Recourse Guaranty [Huntley] by Prime Group II, L.P.,
                    an Illinois limited partnership, in favor of KILICO

Initial Pledge
Amount:             $8,858,000

Number of
Common Units
Pledged:            700,960

3.   LAKE TRAVIS /3/
     -----------

Project:            The Island on Lake Travis

Lender: Kemper Investors Life Insurance Company ("KILICO"). KILICO has provided credit support/enhancement with resect to the Loan.

Borrower:           The Island on Lake Travis, Ltd., a Texas limited partnership

Prime Partner(s):   (1) The Lake Travis Island, Ltd., a Texas limited
                    partnership, general partner (50%) [comprised of The Prime
                    Group, Inc., general partner (94%) and Prime International,
                    Inc. (6%), limited partner] and (2) Prime International,
                    Inc., limited partner (50%)

Loan: The Loan made pursuant to the Loan Agreement between Capital Health Facilities Development Corporation and Borrower dated 12/1/86 in connection with the $25,000,000 Capital Health Facilities Development Corporation Health Facilities Development Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986

Guaranty/           Limited Recourse Guaranty [Lake Travis] by Prime Group II,
Guarantor:          L.P., an Illinois limited partnership, in favor of KILICO

Initial
Pledge
Amount:             $8,723,000

Number of
Common Units
Pledged:            690,276

4.   NAPERVILLE
     ----------

Project:            Vacant property in Naperville, Illinois

Lender: Kemper Investors Life Insurance Company ("KILICO") and Federal Kemper Life Assurance Company ("FKLA"), jointly and severally. KILICO has provided credit support/enhancement with respect to the Shawmut Loan (defined below) and KILICO/FKLA has made the Subordinate Loan (defined below).

Borrower:           Route 59 Partners L.P., an Illinois limited partnership

Prime               (1) The Prime Group, Inc. ("Prime") (5%), general partner,
Partner(s):         and (2) Prime (35%), limited partner

Loan: Collectively: (1) the Loan evidenced by the Amended and Restated Promissory Note of Borrower to Shawmut Bank Connecticut, N.A. dated 12/30/93 in the original principal amount of $15,500,000 (the "Shawmut Loan") and (2) the Loan evidenced by the Promissory Note of Borrower to KILICO and FKLA dated 12/30/92 in the original principal amount of $1,500,000 (the "Subordinate Loan")

Guaranty/           Limited Recourse Guaranty [Naperville] by Prime Group II,
Guarantor:          L.P., an Illinois limited partnership, in favor of KILICO
                    and FKLA

Initial
Pledge
Amount:             $2,608,000

Number of
Common Units
Pledged:            206,379

5.   300 N. LASALLE
     --------------

Project:            320 N. LaSalle, Chicago, Illinois Parking Garage

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           300 N. LaSalle Limited Partnership, an Illinois limited
                    partnership and American National Bank and Trust Company of
                    Chicago, not personally but as trustee under Trust Number
                    110024-09, of which 300 N. LaSalle Limited Partnership is the sole beneficiary

Prime               (1) Prime International, Inc. (99%), general partner and (2)
Partner(s):         300 North LaSalle, Inc. (1%), limited partner (owned 100% by
                    Michael W. Reschke)

Loan: Loan made pursuant to the Loan Agreement between Lender (as assignee of Lumbermens Mutual Casualty Company) and Borrower dated 2/8/90 in the original principal amount of $31,000,000

Guaranty/           Limited Recourse Guaranty [300 N. LaSalle] by Prime Group
Guarantor:          II, L.P., an Illinois limited partnership, in favor of
                    KILICO

Initial
Pledge
Amount:             $13,288,000

Number of
Common Units
Pledged:            1,051,519

6.   150 N. RIVERSIDE /1/2/3/4/
     ----------------

Project:            Vacant land in Chicago, Illinois

Lender:             Lumbermens Mutual Casualty Company ("Lumbermens")

Borrower:           150 N. Riverside Venture, an Illinois general partnership

Prime Partner(s):   Prime International, Inc. (90%), general partner

Loan: Loan made pursuant to the Loan Agreement between Lumbermens and Borrower dated 10/17/88 in the original principal amount of $12,400,000

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0

7.   EAST CHICAGO ENTERPRISE CENTER /5/
     ------------------------------

Project:            Industrial warehouse facility in East Chicago, Illinois

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           (1) Enterprise Center I, L.P., an Illinois limited
                    partnership; (2) Enterprise Center II, L.P., an Illinois limited partnership; (3) Enterprise Center III, L.P., an
                    Illinois limited partnership; (4) Enterprise Center IV,
                    L.P., an Illinois limited partnership

Prime Partner(s):   For each Borrower, K-P Enterprise Centers Limited
                    Partnership (50%), general partner, which is comprised in part by (1) K-P Enterprise Centers, Inc. (1%) (of which The
                    Prime Group, Inc. owns 50%), general partner and (2) Prime
                    Group Limited Partnership (49%), limited partner

Loan: Collectively, the Loans made pursuant: (1) those certain industrial revenue bonds (Enterprise Center I, L.P. Project), in the aggregate principal amount of $5,100,000, issued by the Indiana Development Finance Authority (the "Issuer"); (2) those certain industrial revenue bonds (Enterprise Center II, L.P. Project), in the aggregate principal amount of $5,300,000, issued by the Issuer; (3) those certain industrial revenue bonds (Enterprise Center III, L.P. Project), in the aggregate principal amount of $4,500,000, issued by the Issuer; (4) those certain industrial revenue bonds (Enterprise Center IV, L.P. Project), in the aggregate principal amount of $3,000,000, issued by the Issuer

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0

8.   HAMMOND ENTERPRISE CENTER/5/
     -------------------------

Project:            Industrial warehouse facility in Hammond, Indiana

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           (1) Enterprise Center V, L.P., an Illinois limited
                    partnership; and (2) Enterprise Center VI, L.P., an Illinois limited partnership

Prime Partner(s):   For each Borrower, K-P Enterprise Centers Limited
                    Partnership (50%), general partner, which is comprised in part by (1) K-P Enterprise Centers, Inc. (1%) (of which The
                    Prime Group, Inc. owns 50%), general partner and (2) Prime
                    Group Limited Partnership (49%), limited partner

Loan: Collectively, the Loans made pursuant: (1) those certain industrial revenue bonds (Enterprise Center V, L.P. Project), in the aggregate principal amount of $5,700,000, issued by the Issuer; and (2) those certain industrial revenue bonds (Enterprise Center VI, L.P. Project), in the aggregate principal amount of $5,000,000, issued by the Issuer

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0

9.   ARLINGTON HEIGHTS ENTERPRISE CENTER/5/
     -----------------------------------

Project:            Industrial warehouse facility in Arlington Heights, Illinois

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           (1) Arlington Heights I, L.P., an Illinois limited
                    partnership; (2) Arlington Heights II, L.P., an Illinois limited partnership; and (3) Arlington Heights III, L.P., an
                    Illinois limited partnership

Prime Partner(s):   For each Borrower, K-P Enterprise Centers Limited
                    Partnership (50%), general partner, which is comprised in part by (1) K-P Enterprise Centers, Inc. (1%) (of which The
                    Prime Group, Inc. owns 50%), general partner and (2) Prime
                    Group Limited Partnership (49%), limited partner

Loan: Collectively, the Loans made pursuant: (1) those certain industrial revenue bonds (Arlington Heights I, L.P. Project), in the aggregate principal amount of $4,500,000, issued by the Village of Arlington Heights, Illinois (the "Issuer"); (2) those certain industrial revenue bonds (Arlington Heights II, L.P. Project), in the aggregate principal amount of $4,800,000, issued by the Issuer; and
                    (3) those certain industrial revenue bonds (Arlington Heights III, L.P. Project) , in the aggregate principal amount of $4,900,000, issued by the Issuer

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0

10.  NORTHGATE /5/
     ---------

Project: Northgate Plaza, a retail shopping center in Addison, Illinois

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           Prime 53 North Partners, an Illinois [limited] partnership
                    ("Prime 53") and American National Bank and Trust Company of
                    Chicago, not personally but as Trustee under Trust Nos.
                    110340-06, 11206-09 and 11205-00, of which Prime 53 is the sole beneficiary ("Trust")

Prime Partner(s):   The Prime Group, Inc. (50%), general partner

Loan: Loan evidenced by the Amended and Restated Promissory Note dated 3/22/94 of Borrower to KILICO in the original principal amount of $5,559,173

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0

11.  TRIAD SUPERIOR EQUITY ADVANCE /5/
     -----------------------------

Project: Eight industrial revenue bond projects located in the state of Tennessee

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           Triad Development Company, an Illinois limited partnership

Prime Partner(s):   (1) Prime of Tennessee, Inc. (1%), general partner; (2) The
                    Prime Group, Inc. (1%), limited partner; and (3) PGC
                    Development, Ltd. (48%), limited partner

Loan: "Triad Superior Equity" as defined in Section 3.3 of the Second Amended and Restated Agreement of Limited Partnership of Borrower

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0

12.  TRIAD NON-ASSET BONDS/5/
     ---------------------

Project:            (1) Mabry Partners, Ltd.; (2) Middlebrook Properties, Ltd.;
                    and (3) Watkins Partners, Ltd.

Lender:             Kemper Investors Life Insurance Company ("KILICO")

Borrower:           (1) Mabry Partners, Ltd.; (2) Middlebrook Properties, Ltd.;
                    and (3) Watkins Partners, Ltd.

Prime Partner(s):   For each Borrower: Triad Development Company (50%), a
                    general partner, comprised in part by (1) Prime of Tennessee, Inc. (1%), general partner; (2) The Prime Group,
                    Inc. (1%), limited partner; and (3) PGC Development, Ltd.
                    (48%), limited partner

Loan: Collectively: (1) those certain $6,000,000 Floating Rate Monthly Demand Industrial Development Revenue Bonds (Mabry Partners, Ltd., Project) issued by The Industrial Development Board of the County of Knox, Tennessee (the "Issuer"); (2) those certain $4,500,000 Floating Rate Monthly Demand Industrial Development Revenue Bonds (Middlebrook Properties, Ltd., Project) issued by the Issuer; (3) those certain $5,100,000 Floating Rate Monthly Demand Industrial Development Revenue Bonds (Watkins Partners, Ltd., Project) issued by the Issuer

Initial
Pledge
Amount:             $0

Number of
Common Units
Pledged:            0


/1/ Any Dilution of Common Units shall be allocated, on a pro rata basis in accordance with the respective number of Common Units, among the projects listed on this Exhibit A-1 other than those under the headings "Huntley" and "150 N. Riverside" as provided in Exhibit C hereto, until such time as the Pledge Amount for all such projects shall be $0, at which time the Dilution shall be allocated to the project listed under the heading "Huntley", until such time as the Pledge Amount for the project listed under the heading "Huntley" shall be $0, at which time the Dilution shall be allocated to the project listed under the heading "150 N. Riverside".

/2/  No reallocation pursuant to Section 2.7(b) permitted.

/3/  No reallocation pursuant to Section 2.7(c) permitted.

/4/ Limited Recourse Guaranty and Pledge and Security Agreement will be executed and delivered by Prime Group II, L.P. to Kemper Investors Life Insurance Company, in the event of reallocation under Section 2.7(b) to "150 N. Riverside." The maximum reallocation to "150 N. Riverside" pursuant to Section 2.7(b) shall be $3,351,000.

/5/ Limited Recourse Guaranty and Pledge and Security Agreement will be executed and delivered by Prime Group II, L.P. to Kemper Investors Life Insurance Company, in the event of reallocation under Section 2.7(c) to "East Chicago Enterprise Center", "Hammond Enterprise Center", "Arlington Heights Enterprise Center", "Northgate", "Triad Superior Equity Advance", or "Triad Non-Asset Bonds", as the case may be.

                                   EXHIBIT B

                           [See Schedule 1 Attached]

                                  SCHEDULE 1
                                  ----------

     A.   Definitions Applicable to Representations, Warranties Covenants:
          ---------------------------------------------------------------

          Definitions.  The following definitions shall apply to words and
          -----------
phrases used in this Schedule I and the document to which this Schedule is attached.

               Affiliate means, as to any Person, any other Person which
               ---------
          directly or indirectly controls, or is under common control with, or its controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise).

               Beneficiary means, individually and collectively, the benefited
               -----------
          party(ies) under the document to which this Schedule 1 is attached.

               Company means Prime Group II, L.P., an Illinois limited
               -------
          partnership.

               Company General Partner means PGLP, Inc., an Illinois
               -----------------------
          corporation.

               Material Adverse Effect means (a) any adverse effect on the
               -----------------------
          ability of the Company to grant to Pledgee or to keep pledged to Pledgee a perfected first lien security interest in and to the Collateral or (b) any material adverse effect on the ability of the Company to perform its obligations (other than those described in clause (a) above) under the Transaction Documents.

               Person means an individual, partnership, corporation, trust,
               ------
          unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

               Transactions means the transactions contemplated by the document
               ------------
          to which this Schedule 1 is attached.

               Transaction Documents means (a) the document to which this
               ---------------------
          Schedule 1 is attached, (b) any document or instrument which secures or is secured by the document to which this Schedule 1 is attached and
          (c) any other document or instrument evidencing or securing the obligations under a document described in clause (a) or (b) above, in each case, as such document or instrument may be modified or amended from time to time.

     B.   Representations and Warranties:
          ------------------------------

          The Company hereby represents and warrants to Beneficiary that the following statements are true, correct and complete:

          1.   Organization: Power.
               -------------------

               (a) The Company (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) is duly qualified to do business as a foreign limited partnership under the laws of each jurisdiction in which the laws of such jurisdiction so permit or require it to be qualified and in which the nature of its business requires it to be so qualified (except where failure to do so would not reasonably be expected to have a Material Adverse Effect), and (iii) has all requisite power and authority to own, operate and encumber its property and assets and conducts its business substantially as presently conducted and proposed to be conducted in connection with and following the consummation of the Transactions.

               (b) The Company General Partner (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect), and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and conduct its business substantially as presently conducted and as proposed to be conducted in connection with and following the consummation of the Transactions.

          2.   Authority: Enforceability.  (i) Each of the Company and the
               -------------------------
     Company General Partner (on behalf of the Company) has the requisite power and authority (A) to execute, deliver and perform each of the Transaction Documents to which the Company is a party, and (B) to file the Transaction Documents filed by the Company, or to be filed by the Company, with the appropriate governmental authorities; (ii) the execution, delivery and performance (or filing, as the case may be) of each of the Transaction Documents to which the Company is a party, and the consummation of the Transactions, have been duly approved by the Company and the Board of Directors of the Company General Partner, and no other partnership or corporate proceedings on the part of the Company or the Company General Partner which have not been completed are necessary to consummate such Transactions; (iii) each of the Transaction Documents to which the Company is a party has been duly executed and delivered (or filed, as the case may be) by the Company and by the Company General Partner on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, is in full force and effect, and no term or condition thereof has been amended, modified or waived, without the prior written consent of the Beneficiary, and (iv) the Company has performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth in the Transaction Documents and required to be performed or complied with by it on or before the date as of which this representation is made, and no default by the Company, to the best knowledge of the Company, exists thereunder.

          3.   No Conflict.  The execution, delivery and performance by each of
               -----------
     the Company and by the Company General Partner (on behalf of the Company) of each Transaction Document to which the Company is a party do not and will not (i) conflict with or violate the Company's partnership agreement or the Company General Partner's Articles or Certificate of Incorporation or other charter documents or By-laws, or other organizational documents, as the case may be, (ii) contravene or conflict with any statute, rule, or regulation, in each case in effect on the date as of which this representation is made,
     (iii) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on the Company or the Company General Partner, (iv) result in or require the creation or imposition of any lien whatsoever upon any of the properties or assets of the Company (other than the liens arising pursuant to the Transaction Documents), or (v) require any approval of stockholders or any approval or consent of any person or entity under any agreement or instrument binding on the Company or the Company General Partner, that has not been obtained, which, in any case described in clauses (ii) through (v) of this paragraph 3 would reasonably be expected to result in a Material Adverse Effect.

          4.   Governmental Consents.  The Transactions, and the execution,
               ---------------------
     delivery and, to the best of the Company's knowledge, performance by the Company and the execution and delivery by the Company General Partner (on behalf of the Company) of each of the Transaction Documents to which it is a party, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority which has not been obtained or made and which, if not obtained or made, would reasonably be expected to result in a Material Adverse Effect, except for filings of the Transaction Documents (or notice thereof) with appropriate governmental offices necessary (i) to perfect any liens or security interests granted under the Transaction Documents or (ii) in connection with any transfer of Collateral following enforcement of any such liens or security interests.

          5.   Litigation; Adverse Effects.
               ---------------------------

               (i) There is no action, suit, proceeding or arbitration, at law or in equity or before any governmental authority, nor to the best knowledge of the Company is there any governmental investigation, in each case pending, or, to the best knowledge of the Company, threatened, against the Company or the Company General Partner, or any property of the Company or the Company General Partner, which relates to the Transactions or the Transaction Documents and which would reasonably be expected to result in a Material Adverse Effect.

               (ii) Neither the Company nor the Company General Partner is (A) in violation of any applicable law, rule or regulation, which violation would reasonably be expected to result in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, order, injunction or decree of any court or governmental authority.

               (iii) Each of the Company and the Company General Partner has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of its property or for the conduct of its business, the failure to obtain or violation of which would reasonably be expected to result in a Material Adverse Effect.

          6.   No Defaults.  The Company is not in default in the performance,
               -----------
     observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument binding on the Company relating to any borrowing, loan or credit arrangement, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default thereunder, other than defaults that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          7.   Solvency.  After due inquiry, and taking into account the
               --------
     Transactions, each of the Company's and the Company General Partner's assets exceed its liabilities. Each of the Company and the Company General Partner is, and, to the best of the Company's knowledge, from and after the date hereof each of the Company and the Company General Partner will be, able to pay its debts when the same become due. Neither the Company nor the Company General Partner has (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, or (iii) been subjected to an attachment, execution or other judicial seizure of a substantial portion of its property which remains in effect. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of the Company or the Company General Partner or any of its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or any similar official for its or for all or substantially all of its property.

     C.   Reporting Covenants:
          -------------------

          The Company covenants and agrees that, so long as the Company shall have any liability or obligation outstanding under any of the Transaction Documents, unless Beneficiary shall otherwise give prior written consent thereto:

          1.   Financial Statements.  The Company shall maintain or cause to be
               --------------------
     maintained, a system of accounting established and administered in accordance with sound business practices and consistent with past practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to the Lender:

               (a) As soon as practicable, and in any event within sixty (60) days after the end of each calendar quarter, the balance sheet of the Company as at the end of such quarter and related statements of operations and retained earnings and changes in financial position for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer, treasurer or assistant treasurer of the Company General Partner that they fairly present the financial condition of the Company as at the dates indicated and the results of operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

               (b) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year (i.e. the twelve months ending December 31), the audited balance sheet of the Company as at the end of such - fiscal year and the related audited statements of operations and retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the Company for the previous fiscal year, all in reasonable detail and reported by firm of reputable independent public accountants.

          2.   Notification of Defaults.  The Company, upon acquiring knowledge
               ------------------------
     thereof, shall promptly notify Lender of any event of default, or any event which with the giving of notice or lapse of time, or both, would constitute an event of default, under the Transaction Documents, and describing the action the Company proposes to take with respect thereto.

          3.   Other Information. Upon the request of Beneficiary made from time
               -----------------
     to time, the Company shall furnish to Beneficiary such information as may be prepared by the Company or the Company General Partner in writing in the ordinary course of its business respecting the Company's or the Company General Partner's business or condition (financial or otherwise), operations, performance, properties or prospects. Beneficiary shall treat any non-public information so obtained as confidential.

     D.   Affirmative Covenants:
          ---------------------

     The Company covenants and agrees that, so long as the Company shall have any liability or obligation outstanding under any of the Transaction Documents, unless Beneficiary shall otherwise give prior written consent thereto:

               1.   Existence.  The Company shall maintain its existence as a
                    ---------
     limited partnership in good standing under the laws of the state of its formation and maintain its qualification to do business in each jurisdiction in which the laws of such jurisdiction so permit or require it to be qualified and in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would reasonably be expected to result in a Material Adverse Effect. The Company shall cause the Company General Partner to maintain its existence as a corporation in good standing under the laws of the state of its incorporation and maintain its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would reasonably be expected to result in a Material Adverse Effect. The foregoing shall not prohibit the Company or the Company General Partner from merging with or into a corporation or other entity organized under the laws of any state within the United States (in which event, from and after the effective date of such merger, all references herein to the Company or the Company General Partner, as the case may be, shall be deemed to refer to such successor entity); provided, however, that (a) any such successor entity to the
                        -------
     Company assumes in writing all of the obligations and liabilities of the Company under the Transaction Documents and (b) before and after giving effect to such merger, there shall not exist any event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under any of the Transaction Documents.

               2.   Taxes.  The Company shall pay and discharge, or cause to be
                    -----
     paid and discharged, all taxes, assessments and governmental charges upon it, its income and its properties, or upon the Company General Partner or the Company General Partner's income and properties, prior to the date on which penalties are attached thereto, unless and to the extent only that
     (a) failure to pay any such taxes, assessments or governmental charges would not reasonably be expected to result in a Material Adverse Effect, or
     (b) (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Company or the Company General Partner, as the case may be, after the Company or the Company General Partner, as the case may be, has established a reasonable reserve on its books for such item, and (ii) the pendency of such contest will not result in any impairment of any lien and security interest granted by the Company or the Company General Partner in favor of Beneficiary.

               3.   Compliance with Laws, Etc.  The Company shall comply with,
                    -------------------------
     and cause the Company General Partner to comply with, all applicable statutes, rules, regulations, orders and restrictions of any and all governmental instrumentalities or agencies thereof having jurisdiction over the conduct of the business or the ownership of the properties of the Company or the Company General Partner, as the case may be (except for any non-compliance therewith which would not reasonably be expected to result in a Material Adverse Effect), unless and only to the extent that the application of such statutes, rules, regulations, orders and restrictions shall be contested in good faith and by appropriate proceedings by the Company or the Company General Partner, as the case may be, in such a manner that any enforcement action or any liability resulting from such non-compliance shall be stayed or held in abeyance pending the outcome of such contest.

                                   EXHIBIT C
                                   ---------

                         Allocation of Dilution Amount
                         -----------------------------

     In the event of a Dilution under the Partnership Agreement that is allocated, in whole or in part, to Pledgor pursuant to the Sharing Agreement, the Common Units then constituting a part of the Pledged Interests shall be adjusted as follows:

          a.* Multiply the Dilution Amount allocated to Pledgor pursuant to the Partnership Agreement and the Sharing Agreement by the following fraction:

               Number of Common Units Pledged for this Pledge
               ----------------------------------------------
               Total number of Common Units Owned by Pledgor
               (excluding Common Units pledged to secure Kepro S.A., Huntley and 150 N. Riverside loans)

          b. Divide the number resulting from (a) by the Market Value of one Common Unit as of the date of the Dilution.

          c. Subtract the number obtained in (b) from the number of Common Units then constituting Pledged Interests under the Pledge. The result is the adjusted number of Common Units constituting Pledged Interests under the Pledge.



*The number resulting from (a) is subtracted from the Pledge Amount in effect prior to the Dilution to determine the new Pledge Amount.

                                   EXHIBIT D
                                   ---------

                          ACKNOWLEDGEMENT AND CONSENT
                          ---------------------------

     Reference is hereby made to the Pledge and Security Agreement [Lake Travis] dated as of March 22, 1994 (the "Pledge and Security Agreement") by Prime Group II, L.P. in favor of Kemper Investors Life Insurance Company. Each capitalized term used herein shall have the meaning assigned thereto in the Pledge and Security Agreement.

     Notwithstanding anything in the By-laws of the General Partner to the contrary, Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and Prime Retail, Inc., a Maryland corporation (the "General Partner"), hereby acknowledge receipt of a copy of the Pledge and Security Agreement and consent to Pledgor's pledge of the Pledged Interests pursuant to the terms thereof Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree (i) to recognize and consent to the pledge of all future rights and interests in the Pledged Interests, Distributions or other Collateral to which Pledgee may be entitled under the Pledge and Security Agreement, (ii) that, as of the date hereof, there are, to their knowledge, no existing defaults by Pledgor under the Partnership Agreement with respect to any of the Pledged Interests, (iii) that, without Pledgee's consent in its sole discretion, no further transfer or encumbrance by Pledgor of the Pledged Interests, rights to Distributions related thereto or other Collateral will be consented to or recognized by the Partnership and the General Partner (except in the event of a Dilution), and (iv) in the event that either of the Partnership and the General Partner receives written notice from Pledgee of the occurrence and continuation of an Event of Default under the Pledge and Security Agreement and of Pledgee's election to exercise its remedies thereunder with respect to such Event of Default, the recipient of any such notice from Pledgee shall promptly notify Pledgor of its receipt thereof (provided that the failure by the Partnership and the General Partner to give Pledgor such notice shall not (x) impair, alter or otherwise affect Pledgee's rights or remedies, or the exercise thereof, with respect to such Event of Default or (y) create any liability on the part of the Partnership or General Partner solely by reason of such failure (it being understood that such clause (y) does not relive them of their obligations under clause (A) and (B) below)), and so long as the Partnership and the General Partner shall not have received a written objection from the Pledgor within five
(5) Business Days of receipt of such written notice from the Pledgee, the Partnership and the General Partner will (A) consent to, and take such action as may be reasonably necessary or appropriate to effect, the substitution of record ownership of Pledgee for Pledgor on the Partnership's and the General Partner's records, if Pledgee is entitled to be substituted for Pledgor following any foreclosure upon the Pledged Interests pursuant to Section 6.1 of the Pledge and Security Agreement, and (B) pay Distributions, and issue Common Stock, directly to Pledgee, in accordance with the terms of the Pledge and Security Agreement.

                           [Signature Page Follows]

                         PRIME RETAIL, L.P., a Delaware limited partnership

                         By:  Prime Retail, Inc. a Maryland
                              corporation, its general partner

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                         PRIME RETAIL, INC., a Maryland corporation

                         By:____________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________


     The undersigned, being the Pledgor and Pledgee under the above-referenced Pledge and Security Agreement, hereby consent to the execution and delivery by the Partnership and the General Partner of the foregoing Acknowledgement and Consent and agree with the provisions thereof.

Dated: March 22, 1994

                         PRIME GROUP II, L.P., an Illinois limited partnership

                         By:  PGLP, Inc., an Illinois corporation

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                         KEMPER INVESTORS LIFE INSURANCE
                         COMPANY, an Illinois insurance corporation

                         By:____________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________

                                      -2-